Exhibit 3.7

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:07 PM 04/01/2014
FILED 03:55 PM 04/01/2014
SRV 140414313 - 5509008 FILE

CERTIFICATE OF FORMATION

OF

SAMURAI LP BUYER LLC

The undersigned, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., DOES HEREBY CERTIFY:

FIRST:                                                      The name of the limited liability company is SAMURAI LP BUYER LLC.

SECOND:                                       The address of the registered office of the aforementioned limited liability company in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, in the State of Delaware, 19901, and the name of the registered agent located at such registered office is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 1st day of April, 2014.

/s/ Colin McKeon
Colin McKeon
Authorized Person